Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

BigCommerce Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	7,311,881	$8.87(3)	$64,856,384.47(3)	0.00011020	$7,147.18

Total Offering Amounts					$64,856,384.47		$7,147.18

Total Fee Offsets							—

Net Fee Due							$7,147.18

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) also covers any additional number of shares of Series 1 common stock, $0.0001 par value per share (“Common Stock”) of BigCommerce Holdings, Inc. (the “Company”) that became issuable under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Represents an additional 7,311,881 shares of Common Stock of the Company available for issuance pursuant to the 2020 Plan, consisting of (i) 3,616,312 shares of Common Stock that became available for issuance under the 2020 Plan on January 1, 2022 due to the automatic annual increase provisions of the 2020 Plan and (ii) 3,695,569 shares of Common Stock that became available for issuance under the 2020 Plan on January 1, 2023 due to the automatic annual increase provisions of the 2020 Plan.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low sales price per share of Common Stock on the Nasdaq Global Market on February 24, 2023, which is within five business days prior to filing this Registration Statement.